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                                                                    EXHIBIT 6(d)

                         WHOLE LOAN PURCHASE AGREEMENT

                            "CORRESPONDENT FUNDING"

         THIS AGREEMENT made and entered into this 17th day of March, 1998, by and between Austin Funding Corp. a corporation duly organized under the laws of the State of Texas and having its principal place of business in Austin, Texas (hereinafter referred to as "Seller"), and EquiCredit Corporation of America, a corporation duly organized under the laws of the State of Delaware and its subsidiaries identified as signatories hereto (herein after referred to collectively as "Buyer").

         WHEREAS, Buyer wishes to purchase from time to time and Seller wishes to sell from time to time all of Seller's right, title, and interest in and to certain mortgage loans secured by mortgages, deeds of trust, and other forms of security instruments on residential dwellings.

         In consideration of the promises and the mutual covenants, representations, warranties, and agreements contained herein, and in further consideration of monies to be paid by Buyer to Seller, the parties hereto mutually agree with each other as follows:

         1. From time to time, Buyer desires to purchase and Seller desires to sell the following described chooses in action, property and property rights:

         a. All those certain loan borrowers' notes, promissory notes, promises to pay and other obligations (all hereinafter called "Notes"), offered for sale by Seller from time to time and purchased by Buyer from time to time including the servicing rights associated therewith;

         b. All those certain real estate mortgages, deeds of trust, other instruments and property rights, and all similar and additional rights and security of every kind and nature collateral to, securing or pertaining to the Notes (all hereinafter called "Security Instruments");


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         c. All those original borrower credit files and any and all original documents of whatever name and nature which specifically relate to the Notes and Security Instruments described herein. Whenever the terms, Notes and Security Instruments are used herein, they shall, as the context so admits, refer also to any and all of those documents referred to in this subparagraph of the Agreement. The Notes, Security Instruments and the item described in this paragraph shall be collectively referred to as the "Accounts."

         2. All such Accounts shall be purchased by Buyers "without recourse" only with respect to the Note obligor's obligation to repay the loan which condition shall not affect the covenants, representations, warranties, indemnifications, and agreements set forth herein.

         3. Buyer retains the absolute right to reject any Account submitted for purchase by Seller. In a like manner, Seller retains the absolute right to either retain or sell any Account to other parties. Neither will the Buyer be obligated to purchase nor will the Seller be obligated to sell any Account until Buyer has issued a Conditional Approval in the form of Exhibit "A" attached hereto. After issuance of the Conditional Approval, delivery by Seller shall be mandatory. Buyer and Seller will mutually agree on periodic delivery schedules for closed loans upon which a Conditional Approval has been delivered. At the time of delivery and funding Seller will prepare a Confirmation of Proposed Sale in the form of Exhibit "B" and a Mortgage Loan Schedule, a sample of which is attached.

         4. The purchase price and consideration herein established for the Accounts to be sold, assigned, transferred and endorsed over to Buyer pursuant to this Agreement shall be the unpaid principal balance of the Notes at the date of purchase plus accrued interest and a premium or discount based upon the premium schedule of Buyer in effect on the date of purchase as reflected in the Conditional Approval.



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         5. As a material inducement to Buyer to purchase the Accounts, Seller represents, warrants and covenants to Buyer, and such representations, warranties and covenants shall survive and be deemed to be continuing representations, warranties and covenants during the term of the Agreement and shall be deemed to be incorporated into and be part of each sale by Seller to Buyer of Account(s) hereunder as follows:

         a. Seller has been duly incorporated and organized, and is validly existing and in good standing under the laws of its state of incorporation; has the corporate power and authority to conduct its business; is duly qualified and in good standing as a foreign corporation in those jurisdictions where the conduct of its business or the ownership of its properties requires qualification and, to the best of Seller's knowledge, has complied with all applicable statutes, laws, rules, regulations, ordinances, pronouncements, orders, directives and decrees of all federal, state, county and municipal authorities, bodies, bureaus, commissions and agencies and any other entity to whose jurisdiction or regulation Seller is subject. Seller is licensed or exempt from licensing in all states where Seller originates loans for which a license is required.

         b. The execution and performance of this Agreement will not violate any law or the term of its incorporation documents or bylaws, as amended, nor violate or result in a default or in the creation or imposition of any lien or encumbrance upon any of the Notes and Security Instruments sold to Buyer hereunder (immediately, with the passage of time or with the giving of notice or both) under any other


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                  contract, agreement or instrument to which Seller is a parry or by which it is bound.

         c. Seller has the corporate power and authority to enter into and perform this Agreement and to sell the Accounts to Buyer, and this Agreement and any document or instrument to be delivered hereto have been duly authorized, executed and delivered and the transactions contemplated herein have been duly authorized.

         d. This Agreement constitutes a valid and legally binding obligation of Seller and is enforceable against Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

         e. No representation, warranty or statement by Seller contained herein or in any certificate or other document furnished or to be furnished by Seller pursuant hereto contains or at the time of delivery shall contain any untrue statement of material fact, or omits, or shall omit at the time of delivery, to state a material fact necessary to make it not misleading.

         f. To the best of Seller's knowledge, no consent or approval of any person, no waiver of any lien or other similar right, and no consent, license, approval, authorization or declaration of any governmental authority, body, commission, bureau or agency is, or will be,


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                  required in connection with the execution, delivery,
                  performance, validity or enforcement of this Agreement or any other agreement, instrument or document to be executed or delivered in connection herewith or pursuant hereto.

         g. To the best of Seller's knowledge, there is no litigation, investigation, nor proceeding pending or threatened against or otherwise affecting Seller's performance of its obligations hereunder and/or the validity or enforceability of this Agreement, and Seller has no knowledge of any circumstances indicating that any such suit, investigation or proceeding is likely or imminent.

         6. Seller represents, warrants and covenants, and such representations, warranties and covenants shall survive and be deemed to be continuing representations, warranties and covenants during the term of each Account, that, with respect to the Accounts sold to Buyer hereunder:

         a. The information with respect to each Account set forth in the Mortgage Loan Schedule is true and correct and accurately reflects that the scheduled payments are current as of the Sale date;

         b. (i) Each Account is principally secured by the property described in the Security Instrument. Each property is improved by a one- to four-family residential dwelling, which, to the best of Seller's knowledge, does not include cooperatives or mobile homes other than a permanently affixed mobile home which does not constitute other than real property under state law, or manufactured housing units, as


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                  defined in the FNMA Selling Guide, and which does not
                  constitute other than real property under state law;

                  (ii) With respect to each Account involving property improved by a manufactured or mobile home, the Seller has taken all action necessary to create a valid and perfected first or second priority (as reflected in the Mortgage Loan Schedule) lien and security interest in such manufactured or mobile home and the related Property, including, without limitation, the filing of UCC financing statements or notations on certificates of title if necessary, under applicable state law.

         c. The Mortgage Note related to each Mortgage Loan bears a fixed or variable mortgage interest rate as applicable;

         d. Each Note will provide for a schedule of substantially equal monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of such Note on or before its maturity date except for balloon loans, in which case all balloon loans provide for monthly payments based on an amortization schedule specified in the related Note and have a final balloon payment no earlier than 60 months following origination and no later than the end of the 15th year.

         e. Each Security Instrument is a valid and subsisting first or second lien on the property subject, in the case of any second mortgage loan, only to a first lien on such property and subject in all cases to the exceptions to the title set forth in the title insurance policy with

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                  respect to the related Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Security Instrument. If the property is held in an Illinois Land Trust (a "Land Trust Mortgage"), (i) a natural person is the beneficiary of such Illinois Land Trust, and either is a party to the Note or is a guarantor thereof, in either case, in an individual capacity, and not in the capacity of trustee or otherwise, and, if a party to the Note, is jointly and severally liable under the Note; (ii) the Mortgagor is the trustee of such Illinois Land Trust, is a party to the Note and is the mortgagor under the Security Instrument in its capacity as such trustee and not otherwise; (iii) a land trust trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named as such in the land trust agreement and such trustee is named in the Security Instrument as Mortgagor; (iv) all fees and expenses of the land trust trustee which have previously become due or owing have been paid and no such fees or expenses are or will become payable by the Buyer; (v) the beneficiary is solely obligated to pay any fees and expenses of the land trust trustee and the priority of the lien of the land trust mortgage is not and will not be subject or subordinate to any amounts owing to the land trust trustee; (vi) the Property is occupied by the beneficiary under the land (if owner occupied) trust agreement and, if such land trust agreement terminates, the beneficiary will become the owner of the property.

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         f.       Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, the Seller held good and indefeasible title to, and was the sole owner of, each Account conveyed by such Seller subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Buyer will hold good and indefeasible title, to, and be the sole owner of, each account subject to no liens, charges, mortgages, encumbrances or rights of others;

         g. To the best of such Seller's knowledge, (i) there is no delinquent tax or assessment lien on any property and (ii) each property is free of material damage and is in average repair;

         h. The Account is not subject to any right of rescission, set-off, counterclaim or defense of whatever type or nature, including, without limitation the defense of usury, nor will the operation of any of the terms of the Note or the Security Instrument, or the exercise of any right thereunder, render either the Note or the Security Instrument unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         i. To the best of such Seller's knowledge, there is no mechanic's lien of claim for work, labor or material affecting any Property which is or


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                                      -9-


                  may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 6(k) below;

         j. Each Account at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws;

         k. With respect to each Account, Seller has received a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company acceptable to the Buyer and authorized to transact business in the state in which the related Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Account insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 6(e) above;

         l. The improvements upon each property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;


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         m.       A flood insurance policy is in effect with respect to each
                  Property with a generally acceptable carrier in an amount representing coverage if and to the extent the Property is located in an area designated other than A or C on the current applicable flood map published by the Federal Emergency Management Agency.

         n. Each Security Instrument and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents and convey the estate therein purported to be conveyed;

         o. The Seller has performed any and all acts required to be performed to preserve the rights and remedies of the Buyer in any insurance policies applicable to the Accounts including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Buyer;

         p. The terms of the Note and the Security Instrument have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Buyer and

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                  which has been or will be delivered to the Buyer. The
                  substance of any such alteration or modification is reflected on the Mortgage Loan Schedule. Each original Security Instrument was recorded together with any intervening assignment transferring the Security Instrument to Seller;

         q. No instrument of release or waiver has been executed in connection with the Account and no Mortgagor has been released, in whole or in part;

         r. To the best of Seller's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required by the Note or Security Instrument, except for interest accruing from the date of the Note or date of disbursement of the mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest. With respect to properties that are the subject of a ground lease, to the best of Seller's knowledge, all lease rents, other payments or assessments that have


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                  become due have been paid and the Mortgagor is not in
                  material default under any other provisions of the lease and the lease is valid, in good standing and in full force and effect;

         s. To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the property as security for the Account or the use for which the premises were intended.

         t. To the best of such Seller's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the property;

         u. To the best of such Seller's knowledge, no improvement located on or being part of the property is in violation of any applicable zoning law or regulation; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the property and, with respect to the use and occupancy of the same, including but not limited certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the property is lawfully occupied under applicable law;


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         v.       The proceeds of the Account have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefore have been complied with. All costs, fees and expenses incurred in making or closing or recording the Accounts were paid;

         w. The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Security Instrument;

         x.       No Account was originated under a buydown plan;

         y. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the borrower;

         z. With respect to each Security Instrument constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the Buyer to the trustee under such deed of trust, except in connection with a trustee's sale after default by the mortgagor.

         aa. No Account has a shared appreciation feature, or other contingent interest feature;


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         bb.      With respect to each Account secured by a second priority
                  lien, the related first lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related first lien may be adjusted not more frequently than once every six months;

         cc. With respect to each Account secured by a second priority lien, either (i) no consent for the Account is required by the holder of the related first lien or (ii) such consent has been obtained,

         dd. The maturity date of each Account secured by a second priority lien is prior to the maturity date of the related first lien if such first lien provides for a balloon payment; and with respect to any first lien that provides for negative amortization or deferred interest, the balance of such first lien used to calculate the combined loan-to-value ratio for the Account is based on the maximum amount of negative amortization possible under such first lien;

         ee. All parties which have had any interest in the Account, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the property is located, and (2) (A) organized under the laws of such state, or (B) qualified to do business in such state, or
                  (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;


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         ff.      The Security Instrument contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Account in the event the related security for the Account is sold without the prior consent of the mortgagee thereunder;

         gg. Any future advances made prior to (and excluding) the purchase date have been consolidated with the outstanding principal amount secured by the Security Instrument, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Account. The Note does not permit or obligate the holder to make future advances to the mortgagor at the option of the mortgagor.

         hh. The related Security instrument contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the property of the benefits of the security, including, (i) in the case of a Security Instrument designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the mortgagor which would materially interfere with the right to sell the property at a trustee's sale or the right to foreclose the Security Instrument.

         ii. To the best of Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Security Instrument or the related Note and no event which, with the passage


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                  of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and Seller has not waived any default, breach, violation or event of acceleration;

         jj. All parties to the Note and the Security Instrument has legal capacity to execute the Note and the Security Instrument and each Note and Security Instrument have been duly and properly executed by such parties;

         kk. A full interior inspection appraisal by a licensed independent appraiser was performed in connection with each property;

         ll. If the property consists of a leasehold estate, the Security Instrument covers property improvements and the mortgagor's leasehold interest in the land upon which such improvements are situated; at origination of the Account the term of the leasehold estate was scheduled to last for at least ten years beyond the maturity date of the Security Instrument or provided for perpetual renewal covenants; the leasehold estate is assignable by the mortgagee; and the lease is valid and in full force and effect; and

         mm. To the best of Seller's knowledge, all documents, used to support the borrower's application including but not limited to verifications or other records supporting the borrowers income, employment or credit are true and genuine.


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         In the event any of the representations or warranties contained herein are untrue with respect to any loan notwithstanding Seller's knowledge, Seller shall, at the request of Buyer, repurchase such Note and Mortgage at a purchase price equal to (i) the outstanding principal balance thereon, together with interest thereon at the interest rate shown on the Note, to date of repurchase, and (ii) any premium paid by Buyer, provided however, that Buyer must make any such request within ninety (90) days of the date on which Buyer has actual knowledge of either (1) an affirmative assertion by maker(s) of the Note, the insurance carriers, any governmental agency or authorities, or any other entity other than Buyer or Seller or (2) through Buyer's own examination procedures, a discovery is made that an Account does not comply with some of or all of the requirements of subparagraphs (a) through (mm) of this Section 6. Any Note and Security Instrument returned by Buyer shall be without recourse, representation or warranty; provided, however, Buyer represents and warrants that no act or failure to act by Buyer, its subsidiaries or affiliates, including agents and employees thereof, has caused any such Account or related instrument to become either invalid or unenforceable in whole or in part.

         7. Seller agrees to indemnify and hold harmless Buyer, their respective agents, successors, and assigns from and against any loss, including all costs and attorneys fees, arising from a breach of any of the warranties, covenants and representations made by Seller under the terms of this Agreement, irrespective of the ownership of Accounts prior to the sale of Accounts by Seller to Buyer hereunder including, but not limited to, any loss arising from Seller's failure to properly and timely file and record all Security Instruments, including real property mortgages and deeds of trust, in all applicable jurisdictions or arising from any adversary claims, provided that Seller shall have had the prior right to defend against any such claim. Security Instruments, when used in this paragraph, refer only to real estate mortgages, deeds of trust, deeds to secure debt, and other similar security instruments, as well as fixture filings, lien disclosures on certificates of title on manufactured housing units, and in certain jurisdictions, assignments of beneficial interest in land trusts and related UCC financing statements.

         Seller further agrees to protect, indemnify and hold Buyer and its employees, officers and directors, harmless against, and in respect to any and all losses, liabilities, cost and expenses (including attorneys fees), judgments, damages, claims, demands, actions or proceedings, by whosoever asserted, including, but not limited to, the obligors with respect to the Accounts sold hereunder, any person or persons who prosecute or defend any actions or proceedings as representatives of or on behalf of a class or interested group, or any government instrumentality, body, agency, department or commission, or any administrative body or agency jurisdiction pursuant to any applicable statue, rule, regulation, order or decree, arising out of, connected with, or resulting from any breach of any covenant, representation or warranty in relation to the Accounts sold to Buyer hereunder; provided that Seller shall have had the prior right to defend against any such claims.

         8. Seller or its agent shall timely remit to applicable insurance companies any and all unremitted optional credit insurance premiums of any kind whatsoever collected or received in connection with the Accounts conveyed under this Agreement, unless such insurance is placed with an insurance company designated by Buyer. Seller shall be solely responsible for the administration of any and all credit insurance coverages written at the time of origination of the Account including without limitation, the processing of any and all credit insurance claims, and credit insurance premium rebates caused by prepayments or cancellations. Buyer agrees to promptly advise Seller, in writing, of any and all credit insurance claims, and prepayment of any Accounts which may precipitate a credit insurance premium rebate or any cancellation of credit insurance coverage by any such Account obligor.

         9. Seller and Buyer represent and warrant to each other that neither has engaged nor dealt with any broker or other person or entity who or which may be entitled to any brokerage fee or commission or similar type fee in respect of the execution of this Agreement or the performance of the transactions contemplated hereby. Each of said parties hereby indemnifies and agrees to hold the other harmless against any and all other claims, losses, liabilities or expenses which may be asserted against the other as a result of any dealings, arrangements or agreements with any such broker or other person.

         10. Seller will personally deliver or cause to be delivered to Buyer, at its designated office, or at such other location as Buyer may designate, each Account to be conveyed pursuant to the terms of this Agreement and all other documents required of Seller to be delivered to, at the instruction of, Buyer hereunder a list of documents required to be delivered at funding and documents which may be delivered after funding is attached hereto as Exhibit "C". Upon receipt of the documents required to be delivered at funding, Buyer will wire the purchase price to Seller, or if the Account(s) are pledged as collateral security to a warehousing facility, Seller will remit the Purchase Price to such creditor as a credit against the outstanding balance thereof; provided however, no such payment shall be tendered until Buyer has received written assurance from the warehouse creditor that upon receipt of the Purchase Price, the purchased Account(s) will be released free and clear as collateral security from any and all warehousing facilities provided by or through such creditor.

         11. Buyer shall review a credit package for each Account which shall be submitted to Buyer by Seller prior to Buyer agreeing to purchase any Account. If such review occurs prior to the closing of the loan by Seller, Seller agrees that; in order to insure compliance with the requirements of the Equal Credit Opportunity Act, Seller will notify the borrower of any adverse action taken on his application for a loan when notified by Buyer that it has turned down the loan application along with the specific reasons why such loan application was turned down. Upon receipt of this information, Seller will notify the borrower of the adverse action taken, the reason why it was taken, and any and all other information required by the Equal Credit Opportunity Act and regulations promulgated thereunder.

         12. It is expressly agreed that the Buyer is only buying Accounts hereunder, and unless otherwise specially provided for herein, Buyer does not assume or incur any obligation or liability under any contract or lease, employment, advertising, telephone listing or other contract, or any liability whatsoever of the Seller, which is in any way involved, either directly or indirectly with the operation by the Seller of its business or to which Seller may become a party or liable by reason of its business.

Nothing contained herein shall be deemed or construed as creating any partnership or joint venture between Seller and Buyer.

         13. Seller does hereby appoint Buyer as its representative and attorney-in-fact to make, execute, sign, and record in the public records of any jurisdiction, any and all instruments, documents, satisfactions, assignments and endorsements relating to the Accounts, necessary, appropriate, or convenient to vest Buyer with all right, title, and interest in and to the Accounts upon purchase from Seller, and for the administration and servicing thereof and to endorse and negotiate checks and drafts to be applied to the accounts. This Power of Attorney is coupled with an interest and is irrevocable without Buyer's consent. Such representative and attorney-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacities. Buyer agrees to indemnify and hold harmless Sellers, their respective agents, successors and assigns (the "Indemnifies") from and against any loss, including all costs and attorneys fees incurred by the Indemnifies, arising out of the improper conduct and use by Buyers in their capacity as representative and attorney-in-fact as set forth in this section.

         14. Notices which are required to be given under this Agreement shall be addressed to Seller and Buyer, postage prepaid, as follows:

      TO SELLER:                             TO BUYER:
      Jeffrey H. Dell                        Legal Department
      Austin Funding Corp.                   EquiCredit Corporation
      P.O. Box 36                            P.O. Box 53077
      Peel, AR 72668                         Jacksonville, FL 32201-3077

         15. This Agreement may be canceled at any time by either party by giving the other party thirty (30) days prior written notice; however, such cancellation shall not affect the rights, authorities, or obligations of either the Seller or Buyer as set forth in this Agreement for those Accounts heretofore acquired by Buyer prior to the effective date of such cancellation, with such rights, authorities, and obligations surviving said cancellation, notwithstanding any other provision of this Agreement to the contrary. During such thirty (30) day notice-to-cancel period, Buyer will not be obligated to consider any new application packages submitted by Seller, but will be obligated to purchase any Accounts on which it has issued a written conditional approval provided all conditions for the extension of credit are satisfied and the loan is closed within 30 days of the issuance of each respective written conditional approval. In the event Buyer discovers, in its sole judgment, evidence of material breach of warranty on any Account, Buyer is relieved of any obligation to honor any written conditional approval or consider any new application packages during this 30 day period, and this Agreement shall be immediately canceled.

         16. This Agreement constitutes the entire agreement between the parties and supersedes and incorporates all representations, promises, statements, oral or written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no such representation, promise or statement not contained herein shall be binding on the parties. This Agreement may not be varied or altered nor its provisions waived except by an agreement in writing executed by duly authorized agents of both parties. No portion of this Agreement shall be deemed or construed for the benefit of any third party. This Agreement shall also be binding upon and inure to the benefit of the respective successors and assigns of both parties hereto except it is understood and agreed that this Agreement shall not be assignable by Seller without Buyer's written approval.

         17. If any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any law, rule or regulation, that provision shall be deemed modified to comply with applicable law, rule, or regulation.

         18. Seller shall within 120 days after the end of its fiscal year furnish Buyers with a financial statement including at least a balance sheet and income statement prepared in accordance with generally accepted accounting principles and certified by an independent Certified Public Accountant.

Seller shall also furnish Buyer with a Certificate of Insurance demonstrating that the Seller maintains Fidelity Bond coverage in an amount of not less than $100,000.00.

         19. Seller covenants and agrees that it will not solicit directly or indirectly by any means other than mass mailing or mass marketing efforts, any borrower obligated on an account which has been sold hereunder to induce such borrower to refinance or otherwise pay off the account for a period of twenty-four months from the date Buyer purchases the Account. The parties acknowledge that Buyer's damages resulting from a breach of this covenant may be difficult to ascertain and therefore agree that injunctive relief is an appropriate remedy for any breach of the covenant, provided, however, that such remedy shall be non exclusive.

         20. This Agreement shall be construed in accordance with the laws of the State of Florida, and the obligations, rights and remedies of the parties shall be determined in accordance with such laws.

         21. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by and through their authorized officers or representatives on the day first above written.

Signed, sealed and delivered
in the presence of:                     --------------------------


-----------------------------
Witness                                 By:  GLENN LAPOINTE (SEAL)
As To Seller                            Its: President


                                                 "SELLER"

Signed, sealed and delivered          EQUICREDIT CORPORATION OF AMERICA
in the presence of:

----------------------------          By:___________________(SEAL)
Witness                               Its: Vice President
As to Buyer                           "BUYER"


Signed, sealed and delivered          EQUICREDIT CORPORATION OF IN.
in the presence of:

----------------------------          By:___________________(SEAL)
Witness                               Its: Vice President
As to Buyer                           "BUYER"


Signed, sealed and delivered          EQUICREDIT CORPORATION OF SC.
in the presence of:

----------------------------          By:___________________(SEAL)
Witness                               Its: Vice President
As to Buyer                           "BUYER"

Signed, sealed and delivered          EQUICREDIT CORPORATION OF PA.
in the presence of:

----------------------------          By:___________________(SEAL)
Witness                               Its: Vice President
As to Buyer                           "BUYER"

                         [EQUICREDIT CORPORATION LOGO]

EXHIBIT "A"
CONDITIONAL APPROVAL                           Wholesale Administrative Center
                                               10401 Deerwood Park Blvd.
                                               Jacksonville, Florida 32256
                                               904-987-5000/LO Ext_____
TO:                                            904-987-5497 - Fax
   ---------------------------
FROM:
      ------------------------
RE:
    --------------------------
DATE:
      ------------------------
EXPIRATION DATE:
                 -------------

LOAN AMOUNT $           DTI        DTI CAP       TERMS
             -------       ------         ------       ------
*BUY RATE       % CLASS           LTV:       LTV CAP:
          ------       ------         ------         ------

ARMS:  INITIAL BUY RATE     %    MARGIN       INDEX
                       -----           -----       ------

FULLY INDEXED RATE     %   MAXIMUM LIFETIME RATE     %
                  -----                         -----

NOTE: ALL DUE DATES ON ARMS MUST BE 1ST OF THE MONTH

This loan is to be secured by a ___ 1st ___ 2nd deed of trust on the subject property at

--------------------------------------------------------------------------------

     Owner Occupied                Non-Owner Occupied      Condo      Townhouse
----                           ----                    ----       ----
     Single Family Residence       2-4 Family              Mobile/Manufactured
----                           ----                    ----

This approval is contingent upon receipt of the items checked below, completed to the satisfaction of EQUICREDIT CORPORATION.

    APPRAISAL

         Acceptable original appraisal of $______ with maximum 90 day age at --- --- closing.

         Interior photos required on C and D class loans (kitchen, bath, etc.)
--- ---

INCOME

         Borrower: Original VOE $______ W2 $____________ Current Paystubs(2) --- --- last 2 yrs 1040's averaged $_____________

         Co-Borrower: Original VOE $______ W2 $____________ Current Paystubs(2) --- --- but 2 yrs 1040's averaged $_____________

         Rental Income: $______ Leases ___________ last years 1040's
--- ---

         Social Security: Net/Gross $
--- ---                              -----------

         Other Income: $                 Source
--- ---                 ----------------        -----------------
                       $                 Source
                        ----------------        -----------------

MORTGAGE RATING:      1st mtg      2nd mtg       other
                 ----          ----         ----

Maximum delinquency of                            in last 12 months
                      --------------------------

        CB in file
--- ---
        Original VOM
--- ---
        12 Canceled Checks
--- ---
        Verification 1st mtg. is fixed with maximum balance of $         and
        escrowed if T & I not in DTI                            --------

        Payoff Letter
--- ---

OTHER REQUIREMENTS

        HUD I to reflect EQCC seasoning requirements are met
--- ---
        Copy of Land Contract
--- ---
        Copy of Deed
--- ---
        Additional Credit bureau(s) to reflect same information as original submission

        Pay the following debts from proceeds:
--- ---                                       ----------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


PURCHASE MONEY GUIDELINES

        Title commitment with 12 month chain of title
--- ---
        Written verification of funds for down payment and closing costs --- --- seasoned 90 days. Max 30 days of

BY:
   ----------------------------------

*BUY RATE QUOTED IS SUBJECT TO CORRECTION TO CONFORM WITH PREMIUM PRICING SCHEDULE CURRENTLY IN EFFECT.

                                   EXHIBIT "B"

EquiCredit Corporation of America
Attention:_______________________
10401 Deerwood Park Blvd.
Jacksonville, FL 32256

                                Re:  Confirmation of Proposed Sale under the
                                     Whole Loan Purchase Agreement, dated
                                     _________, 19___("the Agreement")

Ladies/Gentlemen:

         This confirmation is being sent pursuant to the Agreement to confirm a proposed Sale of Mortgage Loans under the Agreement on the following terms:

                        Purchase Date:
                                               --------------------
                        Cut-Off Date:
                                               --------------------

                        Aggregate Outstanding
                        Principal Amount of
                        Mortgage Loans as of the
                        Cut-Off Date to be
                        Purchased:
                                               --------------------

                        Approximate Number of
                        Mortgage Loans to be
                        Purchased:
                                               --------------------

                        Purchase Price:
                                               --------------------


                                               ---------------------------------
                                                          (Seller)

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                               EQUICREDIT CORPORATION OF AMERICA

                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

                                                                          SAMPLE

                            (Attachment to Exhibit B)

                             MORTGAGE LOAN SCHEDULE


              LAST                           TOTAL   INTEREST
    NOTE#     NAME      PRINCIPAL  INTEREST  BASIS     RATE      PREMIUM
    -----     ----      ---------  --------  -----   --------    -------

                                   EXHIBIT "C"

I.    FUNDING DOCUMENTS

1. Original Note endorsed to EquiCredit Corporation of America or as designated

2.  Federal Truth-in-Lending Disclosure

3.  Itemization of Amount Financed

4.  Notice of Right to Cancel

5. Copy of Mortgage, including any necessary riders, certified by closing agent or recorder as delivered for recording

6.  Executed Assignment of mortgage in recordable form, but not recorded

7.  Security agreement and Notice of Lien for mobile homes

8. Credit underwriting documents & documents needed to satisfy underwriting conditions

9.  Title Insurance Commitment

10. Closing or title affidavit

11. Tax and Insurance Escrow not Available notice

12. Compliance Agreement

13. Photocopy of customer ID

14. Tax ID number Verification - Form 1098

15. Good Faith Estimate

16. HUD-1 or HUD-1A

17. Model Disclosure Statement

18. Notice of Transfer of Servicing Rights

19. Hazard Insurance binder or policy

20. Flood insurance binder or policy if applicable

21. Section 32 Disclosure if applicable

22. Anti-Coercion Disclosure (Florida only)

23. Fair Lending & Appraisal Notice (California only)

24. Disclosure concerning Absence of Lock-in Agreement, Right to Appraisal & Right to Lawyer (Connecticut only)

25. Foreclosure Notice (Georgia only)

26. Predisclosure Statement, Consumer Repost Disclosure (New York only)

27. Mortgage Loan Commitment (New York, North Carolina, Maryland, Illinois and New Jersey only)

28. Consumer Guide & Cost Work sheet (Massachusetts only)

29. Title Insurance agent's Choice Disclosure (Wisconsin & South Carolina only)

II.   DOCUMENTS TO BE DELIVERED WITHIN 45 DAYS AFTER FUNDING

1. Original Recorded Mortgage

2. Final Title Insurance Policy

3. Hazard Insurance Policy if binder issued at closing

4. Flood Insurance Policy if binder issued at closing